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                                                                  EXHIBIT (23)-7





                                    CONSENT



         The undersigned hereby consents to the reference to such person in the Registration Statement on Form S-4 filed by The Banc Corporation on __________, 1999 (the "Registration Statement") as a person being a director of The Banc Corporation.



/s/ Jerry M. Smith
------------------------------
    Jerry M. Smith

April 19, 1999